UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2020

KEY ENERGY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-08038	04-2648081
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 McKinney Street, Suite 1800

Houston, Texas 77010

(Address of principal executive offices, including zip code)

713-651-4300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Securities Exchange Act of 1934.

Item 8.01. Other Events.

As previously reported, on November 27, 2019, Key Energy Services, Inc. (the “Company”) was notified by the New York Stock Exchange (the “NYSE”) that the NYSE determined to delist the Company’s common stock (“Common Stock”) from the NYSE. The Company’s Common Stock is not currently trading on a national securities exchange, and the Company’s Common Stock registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), was terminated as of March 2020.

On December 14, 2020, the Company filed a Form 15 with the Securities and Exchange Commission (“SEC”) to deregister its Common Stock and suspend its reporting obligations under Section 15 of the Exchange Act. As a result of filing the Form 15 with the SEC, the Company will no longer be required to file certain reports under the Exchange Act, including current reports on Form 8-K, quarterly reports on Form 10-Q and annual reports on Form 10-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEY ENERGY SERVICES, INC.

Date: December 14, 2020	By:	/s/ Katherine I. Hargis
	Name:	Katherine I. Hargis
	Title:	Senior Vice President,
Chief Administrative Officer,
General Counsel & Corporate Secretary